______________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  July 24, 1996


                      COMPAQ COMPUTER CORPORATION

        (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)                         File Number)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

        ______________________________________________________

Item 5.  Other Events.

The Registrant's news release dated July 24, 1996, with respect to its financial results for the periods ended June 30, 1996, including an unaudited consolidated balance sheet as of June 30, 1996, and an unaudited consolidated statement of income for the period ended June 30, 1996, is attached.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Compaq Computer Corporation


July 24, 1996                    /s/  Earl Mason
                                 --------------------
                                 Earl Mason, Senior Vice President,
                                 Finance, and Chief Financial Officer
                                 (as authorized officer and as
                                 principal financial officer)

Compaq Computer Corporation     P.O. Box 692000                News Release
Public Relations Department     Houston, Texas  77269-2000
Tel 713-514-0484
Fax 713-514-4583
                                                      http://www.compaq.com


Compaq's Second Quarter Earnings Per Share $ .96
Sales Increase 14 Percent to $4 Billion

        HOUSTON, July 24, 1996 -- Compaq Computer Corporation (NYSE:CPQ) today announced net income of $267 million for the second quarter ended June 30, 1996, an increase of 9 percent over the 1995 second quarter. Earnings per share rose to $ .96, compared with $ .90 reported in the same period of 1995. Compaq's worldwide sales in the second quarter grew 14 percent to $4 billion, compared with $3.5 billion reported in the second quarter of 1995.

        "We are very pleased with our solid financial performance-- particularly with the improvement in earnings and the return of gross margins to 23 percent," said Eckhard Pfeiffer, President and Chief Executive Officer, Compaq Computer Corporation. "This performance reflects global operational improvements in the areas of logistics, asset management, and cash collections as well as the beginning of a major new product cycle that has led to a better mix of higher-margin products. Our focus on asset management, for example, enabled us to reduce inventory by $400 million, improve inventory turns from 6.5 (in the first quarter) to 7.1, and decrease Days Sales Outstanding from 65 to 60 days. Taken together, these operational improvements caused our cash balance to increase 86 percent over the preceding quarter to $1.9 billion," said Pfeiffer. "In response to our next-generation products, aggressive pricing across product lines, and sustained price-performance leadership, the successful sell-through of our products continues and channel inventories ended the quarter in good shape."

OUTLOOK

        "Our outlook calls for a strong second half," says Pfeiffer. "In fact, we believe we are in an excellent position to gain market share and achieve improved profitability for the balance of the year. Working in our favor is the fact that Compaq is championing faster product life cycles and has been rolling out, since early June, major new product lines that embody useful innovation for the Internet age. On June 3, we introduced a new class of Pentium Pro servers that deliver midrange-system performance at half the cost of proprietary systems along with network-based software tools that reduce implementation and support costs. On June 17, we introduced a new range of thinner, lighter-weight notebook PCs that incorporate faster processors, richer multimedia, and the industry's first 28.8 BPS cellular modem with advanced telephony, all of which puts Compaq on the road to regaining portables leadership. "Just last week, we announced the industry's first family of home
PCs that are designed for five distinct consumer market segments and offer five new form factors, including the first full-featured flat panel desktop home PC. And two days ago, we launched a complete redesign of our entire commercial desktop PC line, incorporating Intelligent Manageability across the line and consolidating all models under a single brand name--Deskpro. All of Compaq's new leadership products have been contributing to a strong order book," said Pfeiffer, "and in the months ahead we have many new leadership products yet to announce, including special internetworking devices and Pentium Pro workstations."

COMPANY BACKGROUND

        Compaq Computer Corporation, a Fortune 100 company and the world's largest supplier of personal computers, delivers useful innovation through products that network people with information. Compaq is strategically organized to meet the current and future needs of its customers, offering enterprise computing solutions, networking products, commercial PC products and consumer PCs. In 1995, the company reported worldwide sales of $14.8 billion. The company is an industry leader in environmentally friendly programs and business practices. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

        This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the timely development, production, and acceptance of new products; responses to pricing actions and promotional programs; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-Q for the quarter ended March 31, 1996, and the Form 10-Q for the quarter ended June 30, 1996, which will be filed shortly.

                           #  #  #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:
Compaq Computer Corporation
Bob Beach  713-514-0484  mberman@bangate.compaq.com
Miller/Shandwick Technologies
Donna Ruane  617-536-0470  druane@millercom.com

                         COMPAQ COMPUTER CORPORATION
                         CONSOLIDATED BALANCE SHEET
                                 (Unaudited)

                                   ASSETS
                                                        June 30,   December 31,
                                                          1996         1995
                                                       ---------   ------------
                                                            (in millions)
Current assets:
 Cash and cash equivalents                              $ 1,927      $   745
 Accounts receivable, net                                 2,687        3,141
 Inventories                                              1,535        2,156
 Deferred income taxes                                      365          365
 Prepaid expenses and other current assets                  121          120
                                                        -------      -------
  Total current assets                                    6,635        6,527
Property, plant, and equipment,
 less accumulated depreciation                            1,163        1,110
Other assets                                                193          181
                                                        -------      -------
                                                        $ 7,991      $ 7,818
                                                        =======      =======

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                       $ 1,141      $ 1,379
 Income taxes payable                                        83          190
 Other current liabilities                                1,078        1,111
                                                        -------      -------
  Total current liabilities                               2,302        2,680
                                                        -------      -------
Long-term debt                                              300          300
                                                        -------      -------
Deferred income taxes                                       225          224
                                                        -------      -------
Stockholders' equity:-
 Preferred stock, $.01 par value
  (authorized: 10 million shares; issued: none)
 Common stock and capital in excess of $.01 par value
  (authorized: 1 billion shares; issued and outstanding:
  269.3 million shares at June 30, 1996
  and 267.1 million shares at December 31, 1995)            922          890
 Retained earnings                                        4,242        3,724
                                                        -------      -------
  Total stockholders' equity                              5,164        4,614
                                                        -------      -------
                                                        $ 7,991      $ 7,818
                                                        =======      =======

                     COMPAQ COMPUTER CORPORATION
                   CONSOLIDATED STATEMENT OF INCOME
                              (Unaudited)


                                  Six months ended        Quarter ended
                                       June 30,              June 30,
                                    1996      1995        1996      1995
                                  ----------------------------------------
                                  (in millions, except per share amounts)

Sales                             $ 8,206   $ 6,460     $ 4,001   $ 3,501
Cost of sales                       6,400     4,910       3,080     2,675
                                  ----------------------------------------
                                    1,806     1,550         921       826
                                  ----------------------------------------
Selling, general, and
 administrative expense               871       719         440       391
Research and development costs        197       124          94        64
Other income and expense, net          22        66           5        30
                                  ----------------------------------------
                                    1,090       909         539       485
                                  ----------------------------------------
Income before provision
 for income taxes                     716       641         382       341
Provision for income taxes            215       179         115        95
                                  ----------------------------------------
Net income                        $   501   $   462     $   267   $   246
                                  ========================================

Earnings per common and
 common equivalent share:
    Primary                       $  1.81   $  1.70     $  0.97   $  0.90
                                  ========================================
    Assuming full dilution        $  1.81   $  1.69     $  0.96   $  0.90
                                  ========================================

Shares used in computing
 earnings per common and
 common equivalent share:
    Primary                         276.4     271.6       276.7     272.2
                                  ========================================
    Assuming full dilution          277.0     272.8       277.1     273.1
                                  ========================================